Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JOHN SOLAK, derivatively on behalf of SAGE THERAPEUTICS, INC.,	C.A. No.: 2020-0674-KSJM

Plaintiffs,

KEVIN STARR, JEFF JONAS, M.D., LIZ BARRETT, MICHAEL F. COLA, JAMES M. FRATES, GENO GERMANO, GEORGE GOLUMBESKI, Ph.D., and STEVEN PAUL, M.D.,

Defendants,

-and-

SAGE THERAPEUTICS, INC., a Delaware corporation,

Nominal Defendant.

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF SAGE THERAPEUTICS, INC.

(TRADING SYMBOL: SAGE)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, OR THE AGREED-TO ATTORNEYS’ FEE AND EXPENSE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I.	WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to inform you of (i) a lawsuit (the “Derivative Action”) in the Court of Chancery of the State of Delaware (the “Court”) brought on behalf of Sage Therapeutics, Inc. (“Sage” or the “Company”); (ii) a proposal to settle the Derivative Action as provided in a Stipulation of Compromise and Settlement which sets forth the terms and conditions of the proposed settlement of this Action (the “Stipulation”); and (iii) your right, among other things, to attend and participate in a hearing to be held on October 11, 2022 at 3:15 p.m., via the Zoom video conferencing platform (the “Settlement Hearing”). This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the parties will ask the Court to approve an Order and Final Judgment (the “Final Judgment”) that would end the Derivative Action.

II.	BACKGROUND TO THE DERIVATIVE ACTION AND SETTLEMENT

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

Plaintiff John Solak (“Plaintiff”) is a current stockholder of Sage. Nominal Defendant Sage is a Delaware Corporation with its headquarters in Cambridge, Massachusetts that is engaged in the development of medicines to treat disorders of the brain. Kevin Starr, Jeff Jonas, M.D., Liz Barrett, Michael F. Cola, James M. Frates, Geno Germano, George Golumbeski, Ph.D., and Steven Paul, Ph.D. (collectively, the “Individual Defendants” and together with Sage, “Defendants”) are all current members of Sage’s Board of Directors (the “Board”).

On August 13, 2020, Plaintiff commenced the Derivative Action in the Court by filing a Verified Shareholder Derivative Complaint for Breach of Fiduciary Duty, Unjust Enrichment, and Waste of Corporate Assets (the “Complaint”) asserting claims against the Individual Defendants in connection with Sage’s compensation of non-employee directors pursuant to Sage’s non-employee director compensation policy. Specifically, the Complaint alleges that Sage has paid excessive compensation to its non-employee directors relative to the compensation paid to non-employee directors at Sage’s alleged peer companies. The Individual Defendants deny all of the wrongdoing alleged in the Complaint, including that the compensation paid to Sage’s non-employee directors was excessive. Individual Defendants contend that the compensation paid to non-employee directors was at all times fair and reasonable.

The parties engaged in discovery from December 2020 until December 2021, involving over 2,000 documents consisting of nearly 20,000 pages, written discovery requests and responses, deposition preparation, and an interview of Defendants’ compensation consultant. The parties engaged in sporadic arm’s-length negotiations concerning a possible settlement of the Derivative Action that initially began in September 2020, but were dormant for periods of time as the parties actively engaged in discovery. Following numerous rounds of negotiations between the parties, on December 16, 2021, the parties reached an agreement to settle all of the claims in the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation (the “Settlement”).

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

III.	WHAT ARE THE TERMS OF THE SETTLEMENT?

To settle the Derivative Action, Defendants have implemented or shall implement and maintain the following Corporate Governance Reforms:

1.

Sage will modify its existing non-employee director compensation policy (the “Policy”), and include relevant language in any future non-employee director compensation policy or plan, to provide that, until the “Expiration Date,” as defined in Section 2:

a.

The annual equity grant provided to incumbent non-employee directors of Sage under the Policy, or under any other non-employee director compensation policy or plan adopted by Sage, will not exceed the lesser of (i) a Percent of Company[1] equal to the 65th percentile annual equity grant calculated as a Percent of Company for Sage’s then-applicable peer group (“Peer Group”), as such Peer Group is approved by the Compensation Committee of the Board (“Compensation Committee”) and (ii) a Value[2] equal to the highest reported Value (i.e., 100%) of the annual equity compensation awarded to incumbent non-employee directors by any member of the Peer Group (“Maximum Backstop”), in both items (i) and (ii) based on data from the Peer Group’s prior year proxy statement.[3]

[1]	“Percent of Company” as used for the equity cap is defined and calculated as follows:

The number of shares underlying the applicable annual equity grant divided by the then-current number of total common shares outstanding in the case of Sage and the total number of common shares outstanding as of the reporting date reflected in the applicable proxy statement for data collected on the Peer Group. The Percent of Company will be calculated for each of Sage’s then-applicable peer group to determine the market 65th percentile annual equity grant as a Percent of Company for Sage’s peer group, which is referred to herein as the “Target Percentage.” Then, the cap on the number of shares underlying the equity grant to be awarded to Sage directors will be calculated by multiplying the Target Percentage by the current number of Sage total common shares outstanding on the date of grant.

[2]	“Value” as used for the Maximum Backstop cap means value as reported in the applicable proxy filing, which reflects Black-Scholes value for options and full value for full value awards.
[3]

For clarity, the Peer Group is the most recent Peer Group approved prior to the year of the proxy filing, and the applicable proxy filing for each Peer Group member is the most recent proxy filing as of the date the Sage Board compensation decision is made.

b.

Notwithstanding the foregoing provisions, during their first year of service on the Board, newly-appointed or elected non-employee directors may receive equity compensation in connection with their initial appointment or election to the Board equal to two times (2x) the size of the annual equity grant most recently paid to the Company’s incumbent non-employee directors.

c.	Cash retainers awarded will not exceed the 75th percentile of cash compensation awarded by Sage’s Peer Group for corresponding roles.

2.

The obligation under Section 1 will remain in effect until the earliest of (i) the date of the annual meeting of stockholders of the Company held in 2027 (the “Commitment Date”);[4] (ii) a vote by the shareholders of Sage to approve a director compensation policy or plan prior to the Commitment Date; or (iii) the occurrence of a material event that, in the view of Sage’s Board of Directors as a matter of sound business judgment requires a change to compensation paid to non-employee directors that is inconsistent with Section 1 (the earliest of (i), (ii), or (iii) to be referred to as the “Expiration Date”).

3.

No later than 2026, the Company will seek stockholder approval of a non-employee director equity compensation plan, subject, however, to the Board’s business judgment at that time about whether or not to solicit said vote.

IV.	WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Upon the effective date of the Settlement, the Releasing Persons (as defined below) shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims (as defined below) against the Individual Defendants and each and all of the Released Persons (as defined below); provided, however, that such release shall not affect any claims or impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

“Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, liabilities, losses, and claims whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated,

[4]	For clarity, the obligations set forth in Section 1 will not apply to director compensation awarded in 2027.

at law or in equity, matured or unmatured, suspected or unsuspected, apparent or unapparent, and without regard to the subsequent discovery of additional or different facts, that have been or could have been asserted by the Releasing Persons in the Derivative Action or in any other forum arising out of, or based upon, any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in the Complaint; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include: (a) any claims to enforce the Settlement, and (b) any claims by Defendants or any other insured to enforce their rights under any contract or policy of insurance.

“Released Persons” means the Individual Defendants and their predecessors, successors, subsidiaries, affiliates, agents, attorneys, insurers, and each of their past or present officers, directors, and employees. “Released Persons” also includes Sage and all current and former officers, directors, or employees of Sage that could have been named in the Derivative Action.

“Releasing Persons” means Plaintiff (both individually and derivatively on behalf of Sage), any other Sage stockholder acting or purporting to act on behalf of Sage, and Sage.

V.	WHAT ARE THE REASONS FOR SETTLING THE ACTION?

Plaintiff’s entry into the Stipulation and the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. Plaintiff’s Counsel has taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation, and Plaintiff’s Counsel is also mindful of the inherent problems of proof and possible defenses to the claims alleged in such action. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is fair, reasonable, adequate, and in the best interests of Sage and its stockholders and has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

The Individual Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Derivative Action. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of Sage and its stockholders in connection with the Company’s compensation practices. Individual Defendants believe that the compensation paid to non-employee directors was at all times fair and reasonable. Defendants are entering into the Stipulation and the Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.

VI.	HOW WILL THE ATTORNEYS GET PAID?

After agreeing to the terms of the Settlement other than with respect to the amount of any attorneys’ fees and expenses to be paid to Plaintiff’s Counsel, Plaintiff’s Counsel and Defendants separately negotiated, and continue to negotiate, the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel but have not yet reached agreement. Plaintiff and Defendants did not discuss the appropriateness or amount of attorneys’ fees and expenses at any time prior to reaching agreement on the terms of the Settlement, and the Settling Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiff’s Counsel. Defendants acknowledge and agree that Plaintiff’s Counsel is entitled to a fee award. Plaintiff’s Counsel has indicated that he may apply to the Court for an award of attorneys’ fees and expenses for up to $1.5 million (the “Fee and Expense Amount”) in recognition of his view of the terms of the Settlement, subject to Court approval. Defendants do not agree that Plaintiff’s Counsel is entitled to this amount and plan to vigorously oppose the application by Plaintiff’s Counsel for attorneys’ fees and expenses at this level. The Fee and Expense Amount will be paid by Sage and/or its insurers. This Fee and Expense Amount includes the fees and expenses incurred in connection with the prosecution and settlement of the Derivative Action. Plaintiff’s Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Settling Parties shall bear his, her, or its own fees and costs.

VII.	WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on October 11, 2022 at 3:15 p.m., via the Zoom video conferencing platform. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Derivative Action should be dismissed with prejudice by entry of the Final Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the proposed Settlement and the Fee and Expense Amount and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Settling Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Stipulation and without further notice.

VIII.	DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any record or beneficial stockholder of Sage who objects to the Stipulation, the proposed Final Judgment to be entered, and/or the Fee and Expense Amount who wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Sage stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system:

COOCH AND TAYLOR, P.A.	MORRIS, NICHOLS, ARSHT
Blake A. Bennett	& TUNNELL LLP
The Nemours Building	D. McKinley Measley
1007 N. Orange St., Suite 1120	1201 North Market Street
Wilmington, Delaware 19801	Wilmington, Delaware 19801
(302) 984-3800	(302) 658-9200
Attorneys for Plaintiff	Attorneys for Defendants

Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Derivative Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Amount, and will otherwise be bound by the Final Judgment to be entered and the releases to be given.

IX.	HOW DO I GET ADDITIONAL INFORMATION?

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Action or the Stipulation. For additional information about the Derivative Action and the Settlement, please refer to the documents filed with the Court and the Stipulation. You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. The Clerk’s office will not mail copies of documents to you. For more information concerning the Settlement, you may also call or write to the counsel referenced in Section VIII hereto.

PLEASE DO NOT WRITE TO OR CALL THE COURT.

BY ORDER OF THE COURT

Dated: July 6, 2022	/s/ Susan Judge
Register in Chancery